UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 10, 2007


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                       000-22855                 95-4780218
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation                 File Number)           Identification No.)


      12224 Montague Street
            Pacoima, CA                                             91331
(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective September 4, 2007, KMJ/Corbin and Company, LLP ("KMJ") resigned as American Soil Technologies, Inc.'s (the "Company") independent auditors for the fiscal year ended December 31, 2007 because of an internal risk review KMJ did in August which revealed that KMJ had to reduce the number of public company clients KMJ serviced, and the Company ended up being one of the clients that KMJ resigned from as its auditor.

The Company's Board of Directors has accepted the resignation of KMJ.

KMJ was engaged by the Company on May 1, 2007. KMJ's services for the Company were limited to a review of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007. Therefore, KMJ never issued a report on the financial statements of the Company. During their engagement, there were no disagreements with KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KMJ would have caused KMJ to make reference to the matter in their reports.

The Company will provide a copy of this disclosure to KMJ and requested KMJ to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KMJ agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree. A copy of KMJ's response will be filed as an exhibit to an amendment to this report no later than two days after the Company's receipt of the response.

The Company has not yet engaged a new audit firm, but will file a report on Form 8-K when it does so.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 10, 2007               AMERICAN SOIL TECHNOLOGIES, INC.


                                        By: /s/ Carl P. Ranno
                                           -------------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President

                                       2